Exhibit 99.1

Press Release

CONTACT:

Kimball Chapman

Investor Relations

Tel: (813) 313-1840

investorrelations@cott.com

COTT REPORTS FIRST QUARTER 2009 RESULTS

•	Earnings per share increased to $0.28 from a loss of $0.30

•	Global beverage case volume essentially flat (up 4.6% in North America)

•	Consolidated revenue declined 5.8% (4.3% increase excluding the impact of foreign exchange)

•	Operating income increased to $22.3 million from a loss of $12.2 million

(All information in U.S. dollars; all first quarter 2009 comparisons are relative to the first quarter of 2008)

TORONTO, ON and TAMPA, FL— May 1, 2009 — Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the first quarter ended March 28, 2009. First quarter 2009 revenue was $367.0 million, as compared to $389.7 million. Net income was $19.9 million, or $0.28 per share, as compared to a net loss of $21.3 million, or $0.30 per share.

“Cott’s renewed focus on private label, coupled with consumers seeking better value in high quality retailer brands, drove an improved sales trend in North America. This trend, in addition to our focus on reducing costs, helped Cott return to profitability,” commented Cott’s Chief Executive Officer, Jerry Fowden. “We still have a long way to go, but after several quarters of losses, we are encouraged by our improved volume, cash flow and bottom-line performance,” added Fowden.

“Our focus in 2009 is to further strengthen customer relationships, continue the push for lower operating costs, control our capital expenditures, and rigorously manage working capital, which we expect will improve year-over-year cash flow,” added Fowden. “While we are pleased with our first quarter results, we are keenly aware that the competitive landscape is changing, promotional activity on carbonated soft drinks is expected to increase, and that additional challenges lie ahead.”

FIRST QUARTER 2009 PERFORMANCE SUMMARY

•

Consolidated revenue declined 5.8%. Excluding the impact of foreign exchange, revenue increased 4.3%. Average selling price per case of filled beverage eight-ounce equivalents (“beverage case”) declined 5.9% primarily due to the impact of foreign exchange in Canada, the U.K. and Mexico. See the accompanying reconciliation of revenue, excluding the impact of foreign exchange, to GAAP revenue.

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•

Gross margin increased to 15.9% of sales, as compared to 10.5%, as higher volumes in North America, improved net selling price per beverage case and lower costs offset the adverse impact of foreign exchange and lower volumes outside North America.

•

Selling, general and administrative (“SG&A”) expenses declined to 9.5% of sales from 13.5% of sales, primarily due to lower compensation expense resulting from headcount reductions implemented under the refocus plan and executive transition costs in 2008. Compensation and benefits costs (excluding stock compensation) declined 12.4%.

•

Operating income increased to $22.3 million, from an operating loss of $12.2 million. The first quarter of 2009 included $1.3 million of restructuring charges and asset impairments. Two significant favorable items in the quarter (totaling approximately $4.4 million) are not anticipated to recur in subsequent quarters of 2009.

•

Cott’s income tax benefit for the first quarter of 2009 was $6.2 million, as compared to a tax expense of $2.4 million. The tax benefit includes an $8.0 million benefit from the reversal of uncertain tax positions.

FIRST QUARTER 2009 SEGMENT HIGHLIGHTS

•

North America beverage case volume increased 4.6% to 141.8 million cases, primarily driven by the trend of consumers shifting to retailer brands, and the Company’s renewed focus on private label that resulted in new customer wins and increased market penetration at existing customers. Revenue increased 5.2% to $289.0 million, primarily as a result of increased volume, the positive effect of an improved sales mix and the previously-announced price increase.

•

U.K. beverage case volume declined 9.8% to 35.7 million cases, primarily due to increased promotional activity by the national brands early in the quarter and reduced promotional activity by retailers on private label brands. Revenue declined 31.1% to $64.0 million on lower volume. Excluding the significant impact of foreign exchange, revenue in the U.K. declined 5.0%.

•

Mexico beverage case volume declined 26.3% to 5.6 million cases due to lower volumes in all customer segments which was primarily driven by general economic deterioration, the continuing impact of tighter credit controls and reorganization of the down-the-street distributor network. Revenue declined 39.1% to $9.8 million on lower volume. Excluding the impact of foreign exchange, revenue in Mexico declined 19.7%.

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•

Royal Crown International concentrate volumes decreased 21.6% to 49.1 million cases in the quarter, primarily due to the impact of the global recession on international bottlers’ volume. Revenue decreased 27.6% to $4.2 million on lower volume.

•	Cott’s excess availability under its Asset Based Lending facility increased to $70.1 million as of March 28, 2009 from $45.5 million at the end of December 2008.

Press Release

First Quarter Results Conference Call

Cott Corporation will host a conference call today, Friday, May 1st, at 9:30 AM EST, to discuss first quarter results, which can be accessed as follows:

North America: (800) 589-8577

International: (416) 915-5651

A live audio webcast will be available through the Company’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

About Cott Corporation

Cott Corporation is one of the world’s largest non-alcoholic beverage companies and the world’s largest retailer brand soft drink company. With over 2,800 employees, the Company operates bottling facilities in the United States, Canada, the United Kingdom and Mexico. Cott markets non-alcoholic beverage concentrates in over 60 countries around the world.

Non-GAAP Measures

Cott supplements its reporting of revenue determined in accordance with GAAP by excluding the impact of foreign exchange to separate the impact of currency exchange rate changes from our results of operations. Since Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of the Company’s management and its core business performance. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to future financial operating results and related matters. The forward-looking statements are based on assumptions that volume and revenue will be consistent with historical trends, that interest rates will remain constant and debt levels will decline, and, in certain cases, on management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

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Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully, changes in consumer tastes and preferences for existing products and our ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or reduction in business with key customers, particularly Wal-Mart, and the commitment of our customers to their own Cott-supplied beverage programs; our substantial debt levels and our ability to service and reduce our debt; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates; further credit rating downgrades; further deterioration of the capital markets; currency fluctuations that adversely affect the exchange between the U.S. dollar and the pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; fluctuations in commodity prices and our ability to pass on increased costs to our customers, and the impact of those increased prices on our volumes; our ability to maintain favorable arrangements and relationships with our suppliers; our exposure to intangible asset risk; our ability to manage our operations successfully; our ability to fully realize the expected cost savings and/or operating efficiencies from our restructuring activities; any disruption to production at our beverage concentrates or other manufacturing facilities; our ability to protect our intellectual property; the impact of regulation and regulatory, investigative and legal actions; unseasonably cold or wet weather; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to recruit, retain, and integrate new management and a new management structure; the volatility of our stock price; our ability to cure our share price deficiency and to return to compliance with the NYSE continued listing requirements; and disruptions in our information systems.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors, contained in the Company’s Annual Report on Form 10-K for the year ended December 29, 2008 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. The Company does not undertake to publicly update or revise any of these statements in light of new information or future events.

Website: www.cott.com

Press Release

COTT CORPORATION	EXHIBIT 1

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars except per share amounts, U.S. GAAP)

Unaudited

	For the Three Months Ended
	March 28, 2009	March 29, 2008
Revenue, net	$367.0	$389.7
Cost of sales	308.8	348.9

Gross profit	58.2	40.8

Selling, general and administrative expenses	34.7	52.8
(Gain) Loss on disposal of property, plant & equipment	(0.1)	0.2
Restructuring, asset and goodwill impairments
Restructuring	1.2	—
Asset impairments	0.1	—

Operating income (loss)	22.3	(12.2)

Other (income) expense, net	0.1	(1.4)
Interest expense, net	7.6	7.7

Income (loss) before income taxes	14.6	(18.5)

Income tax (benefit) expense	(6.2)	2.4

Net income (loss)	$20.8	$(20.9)

Less: Net income attributable to the non-controlling interests	0.9	0.4

Net income (loss) attributed to Cott Corporation	$19.9	$(21.3)

Net income (loss) per common share attributed to Cott Corporation
Basic	$0.28	$(0.30)
Diluted	$0.28	$(0.30)

Weighted average outstanding shares (thousands) attributed to Cott Corporation
Basic	70,472	71,871
Diluted	70,472	71,871

Press Release

COTT CORPORATION	EXHIBIT 2

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars, U.S. GAAP)

Unaudited

	March 28, 2009	December 27, 2008
ASSETS
Current assets
Cash & cash equivalents	$10.6	$14.7

Accounts receivable, net of allowance of $6.4 ($5.5 as of December 27, 2008)	169.1	164.4
Income taxes recoverable	8.1	7.7
Inventories	113.2	111.1
Prepaid and other expenses	6.5	9.3
Deferred income taxes	3.0	3.0

	310.5	310.2

Property, plant and equipment	337.0	346.8
Goodwill	26.8	27.0
Intangibles and other assets	162.1	169.6
Deferred income taxes	12.4	10.3
Other tax receivable	9.2	9.2

	$858.0	$873.1

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities
Short-term borrowings	$90.5	$107.5
Current maturities of long-term debt	7.8	7.6
Income taxes payable	—	0.1
Accounts payable and accrued liabilities	159.8	166.7

	258.1	281.9

Long-term debt	292.4	294.4
Other long-term liabilities	14.9	16.0
Other tax liabilities	12.3	18.3
Deferred income taxes	18.0	16.0

	595.7	626.6

Contingencies and Commitments

Shareowners’ equity
Capital stock, no par—71,871,330 (December 27, 2008—71,871,330) shares issued	275.0	275.0
Treasury stock	(5.3)	(6.4)
Additional paid-in-capital	37.3	38.1
Accumulated deficit	(9.8)	(29.7)
Accumulated other comprehensive loss	(51.7)	(47.8)

Total Cott Corporation shareowners’ equity	245.5	229.2
Non-controlling interests	16.8	17.3

Total shareowners’ equity	262.3	246.5

	$858.0	$873.1

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COTT CORPORATION	EXHIBIT 3

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars, U.S. GAAP)

Unaudited

	For the Three Months Ended
	March 28, 2009	March 29, 2008
Operating Activities
Net income (loss)	$20.8	$(20.9)
Depreciation and amortization	17.0	20.9
Amortization of financing fees	0.3	0.2
Share-based compensation expense	0.1	3.6
Increase (decrease) in deferred income taxes	2.2	(1.0)
(Decrease) increase in other income tax liabilities	(7.8)	1.1
(Gain) loss on disposal of property, plant & equipment	(0.1)	0.2
Asset impairments	0.1	—
Lease contract termination payments	(0.9)	—
Other non-cash items	0.6	(0.2)
Change in accounts receivable	(6.6)	(0.3)
Change in inventories	(3.0)	(6.4)
Change in prepaid expenses and other current assets	2.7	(0.6)
Change in other assets	0.1	—
Change in accounts payable and accrued liabilities	(4.0)	(2.5)
Change in income taxes recoverable	(0.5)	4.8

Net cash provided by (used in) operating activities	21.0	(1.1)

Investing Activities
Additions to property, plant and equipment	(5.9)	(17.1)
Additions to intangibles	—	(2.0)
Proceeds from disposal of property, plant & equipment	1.2	—

Net cash used in investing activities	(4.7)	(19.1)

Financing Activities
Payments of long-term debt	(1.8)	(1.1)
Issuance of long-term debt	—	8.5
Borrowings on credit facility, net	—	13.4
Short-term borrowings, net	—	(4.6)
Short-term borrowings, ABL	344.4	—
Short-term repayments, ABL	(361.3)	—
Distributions to non-controlling interests	(1.4)	(1.1)
Other financing activities	(0.1)	(0.4)

Net cash (used in) provided by financing activities	(20.2)	14.7

Effect of exchange rate changes on cash	(0.2)	(0.5)

Net decrease in cash & cash equivalents	(4.1)	(6.0)

Cash & cash equivalents, beginning of period	14.7	27.4

Cash & cash equivalents, end of period	$10.6	$21.4

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$2.1	$2.3
Cash paid (refunded) for income taxes, net	0.2	(2.6)

Press Release

COTT CORPORATION	EXHIBIT 4

SEGMENT INFORMATION

(in millions of U.S. dollars, U.S. GAAP)

Unaudited

	For the Three Months Ended
	March 28, 2009	March 29, 2008
Revenue
North America	$289.0	$274.6
United Kingdom	64.0	92.9
Mexico	9.8	16.1
RCI	4.2	5.8
All Others	—	0.3

	$367.0	$389.7

Operating income (loss)
North America	$26.3	$(14.0)
United Kingdom	(2.6)	2.2
Mexico	(2.3)	(2.4)
RCI	0.9	2.1
All Others	—	(0.1)

	$22.3	$(12.2)

Volume - 8 oz equivalent cases - Total Beverage (including concentrate)
North America	160.8	156.9
United Kingdom	39.6	44.4
Mexico	5.6	7.6
RCI	49.1	62.6
All Other	—	0.2

	255.1	271.7

Volume - 8 oz equivalent cases - Filled Beverage
North America	141.8	135.6
United Kingdom	35.7	39.6
Mexico	5.6	7.6
RCI	—	—
All Other	—	0.2

	183.1	183.0

Press Release

COTT CORPORATION	EXHIBIT 5

Analysis of Revenue by Geographic Region

(in millions of U.S. dollars, U.S. GAAP)

Unaudited

	For the Three Months Ended
	March 28, 2009
(In million of U.S. dollars)	Cott [1]	North America	United Kingdom	Mexico	RCI	All Other
Change in revenue	$(22.7)	$14.4	$(28.9)	$(6.3)	$(1.6)	$(0.3)
Impact of foreign exchange	37.7	8.4	25.5	3.9	—	(0.1)

Change excluding foreign exchange	$15.0	$22.8	$(3.4)	$(2.4)	$(1.6)	$(0.4)

Percentage change in revenue	-5.8%	5.2%	-31.1%	-39.1%	-27.6%	-100.0%

Percentage change in revenue excluding foreign exchange	4.3%	8.6%	-5.0%	-19.7%	-27.6%	-100.0%

[1]	Cott includes the following reporting units: North America, United Kingdom, Mexico and All Other